Exhibit 99.1

Contact at 214/432-2000
David B. Powers
President & CEO
D. Craig Kesler
Executive Vice President & CFO
Robert S. Stewart
Executive Vice President

News For Immediate Release

EAGLE MATERIALS REPORTS

RECORD THIRD QUARTER EPS UP 78% ON RECORD REVENUES

DALLAS, TX (January 31, 2018) – Eagle Materials Inc. (NYSE: EXP) today reported financial results for the third quarter of fiscal 2018 ended December 31, 2017. Notable items for the quarter include (all comparisons, unless otherwise noted, are with the prior year’s third quarter):

Company Third Quarter Results

•	Record Revenues of $359.4 million, up 19%

•	Record Net Earnings per diluted share of $2.08, up 78%

•	Eagle’s third quarter financial results include a tax benefit of approximately $61 million, or $1.25 per share, primarily due to the remeasurement of our deferred tax liabilities to lower statutory rates as a result of the Tax Cuts and Jobs Act enacted on December 22, 2017

•	Eagle’s third quarter financial results also include a $39 million pre-tax charge related to the settlement of its class action wallboard antitrust litigation

Third quarter gross profit improved 8%, reflecting the financial results of the recently acquired cement plant in Fairborn, Ohio and related assets (the Fairborn Business) and improved net sales prices across most businesses.

Cement, Concrete and Aggregates

Cement revenues for the third quarter, including joint venture and intersegment revenues, totaled $161.6 million, which was 17% higher than the same quarter last year. The average net sales price for this quarter was $106.83 per ton, 6% higher than the same quarter last year. Total Cement sales volumes for the quarter were 1.3 million tons, 12% greater than the same quarter a year ago. Like-for-like average net cement sales prices increased 4% and sales volumes declined 2%, respectively, versus the third quarter of fiscal 2017 (comparison excludes cement sales from the Fairborn Business since its acquisition date).

Operating earnings from Cement for the third quarter were a record $52.5 million and 16% greater than the same quarter a year ago. The earnings improvement was driven primarily by earnings from the Fairborn Business and improved average net cement sales prices offset by lower sales volumes from our legacy facilities.

Concrete and Aggregates reported revenues for the third quarter of $38.5 million, a decline of 5%. Third quarter operating earnings were $3.4 million, 26% below the same quarter a year ago, reflecting lower concrete and aggregates sales volumes partially offset by record third quarter concrete and aggregates sales prices. Sales volumes in our Austin concrete and aggregates business were impacted by wet weather in the latter portion of the quarter.

Gypsum Wallboard and Paperboard

Gypsum Wallboard and Paperboard revenues for the third quarter totaled $162.6 million, which were 11% greater than the same quarter a year ago. The average Gypsum Wallboard net sales price this quarter was $151.13 per MSF, 1% less than the same quarter a year ago. Gypsum Wallboard sales volumes were a third quarter record 709 million square feet (MMSF), a 10% increase from the same quarter last year. Paperboard sales volumes for the quarter were also a record and 7% greater than the same quarter a year ago. The average Paperboard net sales price this quarter was $581.95 per ton, 11% greater than the same quarter a year ago.

Gypsum Wallboard and Paperboard reported third quarter operating earnings of $50.7 million, up 1% from the same quarter last year. The earnings improvement primarily reflects improved Gypsum Wallboard and Paperboard sales volumes and higher average Paperboard net sales prices.

During the third quarter, Eagle and its subsidiary, American Gypsum, entered into settlement agreements with counsel representing the direct and indirect purchaser classes to settle all claims made against the Company and American Gypsum. Pursuant to the settlement agreements, which remain subject to court approval, the Company and American agreed to make payments totaling approximately $39 million. Eagle and American Gypsum continue to deny all wrongdoing but settled to avoid further litigation expense, distraction of management, and the risk of litigation. We expect to make this cash payment in the next twelve months.

Oil and Gas Proppants

Oil and Gas Proppants reported third quarter revenues of $21.9 million, a 208% increase from the prior year reflecting improved frac sand sales volumes and net sales prices. The third quarter’s operating loss of $1.0 million includes depreciation, depletion and amortization of $5.8 million.

Details of Financial Results

We conduct one of our cement plant operations, Texas Lehigh Cement Company LP, through a 50/50 joint venture (the “Joint Venture”). We utilize the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenues and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenues as a part of a segment’s total revenues. Intersegment sales are eliminated on the income statement. Refer to Attachment 3 for a reconciliation of the amounts referred to above.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard, Concrete and Aggregates, and Oil and Gas Proppants from over 75 facilities across the US. Eagle is headquartered in Dallas, Texas.

Eagle’s senior management will conduct a conference call to discuss the financial results, forward-looking information and other matters at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on January 31, 2018. The conference call will be webcast simultaneously on the Eagle Web site http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year. For more information, contact Eagle at (214) 432-2000.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; availability of raw materials; changes in energy costs including, without limitation, natural gas, coal and oil; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; material nonpayment or non-performance by any of our key customers; fluctuations in activity in the oil and gas industry, including the level of fracturing activities and the demand for frac sand; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); possible outcomes of pending or future litigation or arbitration proceedings; changes in economic conditions specific to any one or more of the Company’s markets; competition; a cyber-attack or data security breach; announced increases in capacity in the gypsum wallboard, cement and frac sand industries; changes in the demand for residential housing construction or commercial construction; risks related to pursuit of acquisitions, joint ventures and other transactions; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017. These reports are filed with the Securities and Exchange Commission. With respect to our completed acquisition of the Fairborn Business as described in this press release, factors, risks and uncertainties that may cause actual events and developments to vary materially from those anticipated in such forward-looking statements include, but are not limited to, failure to realize any expected synergies from or other benefits of the transaction, possible negative effects of consummation of the transaction, significant transaction or ownership transition costs, unknown liabilities or other adverse developments affecting the Fairborn Business, including the results of operations of the Fairborn Business prior and after the closing, the effect on the Fairborn Business of the same or similar factors discussed above to which our business is subject, including changes in market conditions in the construction industry and general economic and business conditions that may affect us following the acquisition. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

David B. Powers

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

Attachment 1    Statement of Consolidated Earnings

Attachment 2    Revenues and Earnings by Lines of Business (Quarter and Nine Months)

Attachment 3    Sales Volume, Net Sales Prices and Intersegment and Cement Revenues

Attachment 4    Consolidated Balance Sheets

Attachment 5     Depreciation, Depletion and Amortization by Lines of Business

Eagle Materials Inc.

Attachment 1

Eagle Materials Inc.

Statement of Consolidated Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2017	2016	2017	2016
Revenues	$359,371	$302,395	$1,101,807	$932,557
Cost of Goods Sold	264,805	215,015	824,428	682,012

Gross Profit	94,566	87,380	277,379	250,545
Equity in Earnings of Unconsolidated JV	11,372	11,244	33,203	31,371
Other Non-Operating Income	1,084	429	2,728	2,008
Litigation Settlements	(39,098)	—	(39,098)	—
Corporate General and Administrative Expenses	(9,883)	(9,166)	(29,383)	(27,831)

Earnings before Interest and Income Taxes	58,041	89,887	244,829	256,093
Interest Expense, net	(6,653)	(6,198)	(21,592)	(15,755)

Earnings before Income Taxes	51,388	83,689	223,237	240,338
Income Tax Benefit (Expense)	49,992	(27,302)	(3,613)	(78,370)

Net Earnings	$101,380	$56,387	$219,624	$161,968

EARNINGS PER SHARE
Basic	$2.10	$1.18	$4.56	$3.38

Diluted	$2.08	$1.17	$4.52	$3.35

AVERAGE SHARES OUTSTANDING
Basic	48,221,093	47,881,662	48,132,276	47,901,369

Diluted	48,757,762	48,297,748	48,641,430	48,340,326

Eagle Materials Inc.

Attachment 2

Eagle Materials Inc.

Revenues and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2017	2016	2017	2016
Revenues*

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$133,348	$121,504	$383,229	$357,689
Gypsum Paperboard	29,262	25,367	83,518	82,683

	162,610	146,871	466,747	440,372

Cement (Wholly Owned)	131,915	107,802	442,747	359,471

Oil and Gas Proppants	21,947	7,124	62,879	18,851

Concrete and Aggregates	38,454	40,598	124,989	113,863

Other	4,445	—	4,445	—

Total	$359,371	$302,395	$1,101,807	$932,557

Segment Operating Earnings

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$39,841	$41,075	$123,237	$122,109
Gypsum Paperboard	10,903	9,380	22,358	30,827

	50,744	50,455	145,595	152,936

Cement:
Wholly Owned	41,151	34,063	121,253	96,252
Joint Venture	11,372	11,244	33,203	31,371

	52,523	45,307	154,456	127,623

Oil and Gas Proppants	(1,007)	(1,726)	(4,787)	(11,728)

Concrete and Aggregates	3,414	4,588	15,054	13,085

Other	264	—	264	—

Sub-total	105,938	98,624	310,582	281,916

Litigation Settlements	(39,098)	—	(39,098)	—

Other Non-Operating Income	1,084	429	2,728	2,008

Corporate General and Administrative Expenses	(9,883)	(9,166)	(29,383)	(27,831)

Earnings Before Interest and Income Taxes	$58,041	$89,887	$244,829	$256,093

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 3

Eagle Materials Inc.

Attachment 3

Eagle Materials Inc.

Sales Volume, Net Sales Prices and Intersegment and Cement Revenues

(unaudited)

	Sales Volume
	Quarter Ended December 31,			Nine Months Ended December 31,
	2017	2016	Change	2017	2016	Change
Gypsum Wallboard (MMSF’s)	709	646	+10%	2,014	1,883	+7%

Cement (M Tons):
Wholly Owned	1,123	967	+16%	3,734	3,200	+17%
Joint Venture	216	231	-6%	686	691	-1%

	1,339	1,198	+12%	4,420	3,891	+14%
Paperboard (M Tons):
Internal	33	30	+10%	96	88	+9%
External	48	46	+4%	143	157	-9%

	81	76	+7%	239	245	-2%

Concrete (M Cubic Yards)	303	348	-13%	993	950	+5%

Aggregates (M Tons)	820	906	-9%	2,764	2,877	-4%

Frac Sand (M Tons)	379	115	+230%	1,083	299	+262%

	Average Net Sales Price*
	Quarter Ended December 31,			Nine Months Ended December 31,
	2017	2016	Change	2017	2016	Change
Gypsum Wallboard (MSF)	$151.13	$153.34	-1%	$154.52	$155.06	0%
Cement (Ton)	$106.83	$100.88	+6%	$106.91	$100.45	+6%
Paperboard (Ton)	$581.95	$524.75	+11%	$564.46	$508.00	+11%
Concrete (Cubic Yard)	$100.71	$94.38	+7%	$100.06	$94.08	+6%
Aggregates (Ton)	$9.68	$8.52	+14%	$9.37	$8.49	+10%

*	Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenues
	Quarter Ended December 31,		Nine Months Ended December 31,
	2017	2016	2017	2016
Intersegment Revenues:
Cement	$4,160	$4,336	$13,743	$12,407
Paperboard	19,127	15,887	54,643	45,845
Concrete and Aggregates	288	245	1,103	871

	$23,575	$20,468	$69,489	$59,123

Cement Revenues:
Wholly Owned	$131,915	$107,802	$442,747	$359,471
Joint Venture	25,526	25,909	79,696	77,772

	$157,441	$133,711	$522,443	$437,243

Eagle Materials Inc.

Attachment 4

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	December 31,		March 31,
	2017	2016	2017*
ASSETS
Current Assets –
Cash and Cash Equivalents	$21,676	$164,665	$6,561
Accounts and Notes Receivable, net	143,662	115,278	136,313
Inventories	239,628	222,783	252,846
Federal Income Tax Receivable	—	—	—
Prepaid and Other Assets	20,378	5,959	4,904

Total Current Assets	425,344	508,685	400,624

Property, Plant and Equipment –	2,547,430	2,098,695	2,439,438
Less: Accumulated Depreciation	(972,706)	(870,859)	(892,601)

Property, Plant and Equipment, net	1,574,724	1,227,836	1,546,837

Investments in Joint Venture	55,337	47,600	48,620
Notes Receivable	296	1,002	815
Goodwill and Intangibles	240,145	161,765	235,505
Other Assets	12,197	27,101	14,723

	$2,308,043	$1,973,989	$2,247,124

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable	$73,203	$63,847	$92,193
Accrued Liabilities	101,432	57,649	55,379
Federal Income Tax Payable	—	5,215	733
Current Portion of Senior Notes	—	81,214	81,214

Total Current Liabilities	174,635	207,925	229,519

Long-term Liabilities	35,112	57,514	42,878
Bank Credit Facility	185,000	—	225,000
Private Placement Senior Unsecured Notes	36,500	36,500	36,500
4.500% Senior Unsecured Notes due 2026	344,255	343,634	343,753
Deferred Income Taxes	116,352	164,841	166,024
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; None Issued	—	—	—

Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 48,664,650; 48,409,454 and 48,453,268 Shares, respectively	487	484	485
Capital in Excess of Par Value	156,834	143,623	149,014
Accumulated Other Comprehensive Losses	(6,805)	(10,473)	(7,396)
Retained Earnings	1,265,673	1,029,941	1,061,347

Total Stockholders’ Equity	1,416,189	1,163,575	1,203,450

	$2,308,043	$1,973,989	$2,247,124

*	From audited financial statements.

Eagle Materials Inc.

Attachment 5

Eagle Materials Inc.

Depreciation, Depletion and Amortization by Lines of Business

(dollars in thousands)

(unaudited)

The following presents depreciation, depletion and amortization by segment for the quarters ended December 31, 2017 and 2016:

	Depreciation, Depletion and Amortization ($ in thousands)
	Quarter Ended December 31,
	2017	2016
Cement	$13,117	$8,763
Gypsum Wallboard	4,599	4,636
Paperboard	2,204	2,105
Oil and Gas Proppants	5,820	4,987
Concrete and Aggregates	2,007	1,805
Corporate and Other	903	349

	$28,650	$22,645